UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2020

FFBW, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39182	37-1962248
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1360 South Moorland Road, Brookfield, Wisconsin	53005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:(262) 542-4448

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FFBW	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company   ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 27, 2020, FFBW, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered and approved the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors.
	For	Withheld	Broker Non-Votes

James P. Lenahan (2021)	4,284,748	143,325	1,413,376

Edward H. Schaefer (2023)	4,357,772	70,301	1,413,376

JoAnne Anton (2023)	4,357,655	70,418	1,413,376

DeVona Wright Cottrell (2023)	4,328,628	99,445	1,413,376

2.	The ratification of the appointment of Wipfli LLP as independent registered public accounting firm of the Company for the year ending December 31, 2020.

For	Against	Abstain

5,614,061	168,962	58,426

Item 8.01	Other Events

On May 27, 2020, the Company utilized a slideshow at its 2020 Annual Meeting of Stockholders. This slideshow discusses the Company’s financial performance and business strategies and is attached hereto as exhibit 99.1 and is also available on the Company’s website, www.firstfederalwisconsin.com, under the links for “Investor Relations” and then “News and Events” and then “Presentations.” The information disclosed under this Item 8.01, including Exhibit 99.1, shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01   Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits 99.1	Annual Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FFBW, INC.

DATE: May 27, 2020	By: /s/ Edward H. Schaefer
Edward H. Schaefer
President and Chief Executive Officer